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                                 EXHIBIT 21
                            BEAZER HOMES USA, INC.
                          SUBSIDIARIES OF THE COMPANY


                                                      JURISDICTION OF
NAME                                                   INCORPORATION
----                                                  ---------------
Beazer Homes Corp. ................................... Tennessee
Beazer Realty, Inc. .................................. North Carolina
Beazer Homes Sales Arizona Inc. ...................... Delaware
Beazer Realty Corp. .................................. Georgia
Panitz Homes Realty, Inc. ............................ Florida
Beazer Homes Holdings Corp. .......................... Delaware
Beazer Homes Texas Holdings Corp. .................... Delaware
Beazer Homes Texas LP ................................ Texas
Beazer Mortgage Corp ................................. Delaware
Homebuilders Title Services, Inc. .................... Delaware
Texas Lone Star Title, L.P. .......................... Texas
United Home Insurance Corp. .......................... Vermont
Security Title Insurance Corp., Inc. ................. Vermont